UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2025, at which shareholders voted on the matters set forth below.

Proposal 1: Election of Directors

Nominee	For	Withheld
Frank J. Fertitta III	501,191,958	3,802,585
Lorenzo J. Fertitta	500,307,588	4,686,955
Robert A. Cashell, Jr.	487,932,332	17,062,211
Robert E. Lewis	491,076,191	13,918,352
James E. Nave, D.V.M.	491,192,089	13,802,454

Broker Non-Votes: 2,843,443 for each of Mr. Fertitta III, Mr. Fertitta, Mr. Cashell, Mr. Lewis and Dr. Nave.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: “Say-on-pay” non-binding advisory vote

For	Against	Abstain
498,384,986	6,596,982	12,575

Broker Non-Votes: 2,843,443

The foregoing Proposal 2 was approved on an advisory basis.

Proposal 3: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025

For	Against	Abstain
507,794,395	40,247	3,344

Broker Non-Votes: 0

The foregoing Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

/s/ Stephen L. Cootey
Date: June 10, 2025	By:	Stephen L. Cootey
Title: Executive Vice President, Chief Financial Officer and Treasurer